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                                                                    EXHIBIT 99.5

                         LABORATORY SERVICES AGREEMENT


      This Agreement is made and entered into as of the 3rd day of August, 1998, by and between Universal Standard Healthcare of Michigan, Inc., a Michigan corporation, located at 26500 Northwestern Highway, Southfield, Michigan ("Universal"), and Laboratory Corporation of America Holdings, a Delaware corporation, located at 358 South Main Street, Burlington, North Carolina ("LabCorp").

                                   RECITALS

      A. Universal operates a licensed Alternative Healthcare Financing Delivery System which offers managed care programs to employers, employer groups and health plans for the delivery of clinical laboratory, home medical and diagnostic imaging services;

      B. LabCorp owns and operates a clinical laboratory business with operations and facilities across the United States; and

      C. Universal wishes to contract with LabCorp to provide clinical laboratory services to individuals who are eligible for clinical laboratory services through their benefit plans;

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein, Universal and LabCorp agree as follows:


                                     TERMS

      1.    Definitions.

            1.1 "Covered Services" means those clinical laboratory benefits established by a Group and reviewed by LabCorp prior to execution of the Group Agreement, including without limitation, any relevant certificates, riders and other benefit documents.

            1.2 "Group" means an employer, group of employers or health plan which has a contract with Universal to provide clinical laboratory services to Members, except General Motors Corporation.

            1.3 "Group Contract" means the contract between Universal and the Group.

            1.4 "Member" means a person who, on the date the service was performed, is entitled by the Group Contract to receive Covered Services. Member shall include subscribers,

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enrollees and covered persons and, where applicable under the Group contract, spouses and dependents.

            1.5 "Non-Covered Services" means all services which are not Covered Services.

            1.6 "STAT" testing means tests performed within four hours from the time LabCorp or the reference laboratory receives the specimen. STAT tests shall include, without limitation, Sodium, Potassium, Chloride, CO2, Glucose, BUN, Creatinine, Calcium, or a combination of these parameters (i.e., Chem 7, Chem
5), CBC, PT, PTT, Urinalysis, Amylase, HCG (Qualitative). and other tests required for STAT testing by the Group and agreed to by Universal and LabCorp working in good faith together.

      2. Notice of Group Contract. Universal agrees that it will provide notice to LabCorp of any contract term or condition in a Group Contract that is materially different than Universal's standard managed care contract terms prior to submission of a proposal to a Group or execution of a Group Contract (where no proposal is required). A Group Contract that includes any of the following shall be considered to be materially different than Universal's standard contract: a provision for Member co-payments and deductibles, a provision that prohibits a provider from billing for Non-Covered Services, a provision permitting the Group to audit for a period longer than two (2) years following termination of the Group Contract, a contract that does not permit without cause termination or contains a without cause termination with a notice period greater than one hundred and eighty (180) days or a provision imposing service requirements or policies and procedures outside the ordinary course of clinical laboratory business. Universal also agrees to give LabCorp thirty (30) days' prior written notice if the Group Contract requires that LabCorp be a provider for the Group.

            In the event that LabCorp does not agree to any materially different term or condition required by a Group, Universal agrees to work with LabCorp to negotiate more favorable terms with the Group. If such negotiations do not result in more favorable terms acceptable to Universal and LabCorp, LabCorp shall be able to choose not to perform services for that Group or to terminate its services as set forth in Section 6 of this Agreement with respect to that Group. LabCorp shall not be able to prevent Universal from executing a Group Contract with such Group and contracting with another clinical laboratory or establishing its own laboratory to provide services to that Group. If Universal is unable to locate another provider that is willing to accept a contract with the terms rejected by LabCorp, Universal agrees to offer any modified or amended terms first to LabCorp before offering such modifications or amendments to another provider.

      3.    Provision of Services.

            LabCorp shall provide Covered Services to Members as reasonably required by Universal, including without limitation, the following services.


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            3.1 LabCorp shall pick-up specimens collected from Members from physicians' offices, clinics, drawing stations, hospitals, nursing homes and other locations and transport such specimens to LabCorp facilities for testing.

            3.2 LabCorp shall establish and maintain drawing stations with at least one phlebotomist at a sufficient number of locations to ensure access by Members to clinical laboratory services within a reasonable time and distance, which sufficiency shall be determined by Universal and LabCorp working in good faith to meet Group requirements. The drawing stations shall identify Universal in a prominent manner as mutually agreed upon from time to time.

            3.3 LabCorp shall perform clinical laboratory testing ordered for Members in a manner consistent with professional standards of care.

            3.4 LabCorp will make STAT testing services available as appropriate based on laboratory industry standards. LabCorp will provide STAT testing services for Members at LabCorp's facilities, to the extent such service is currently available, or through reasonably available reference laboratories, acceptable to Universal. The use of STAT testing will be monitored by LabCorp and Universal to determine whether STAT tests are being inappropriately ordered and whether physician education is required.

            3.5 LabCorp shall make every reasonable effort to report all test results to the physician or other health care provider who ordered the test within a time period consistent with clinical laboratory industry standards using a report form or methodology acceptable to Universal unless the test ordered inherently requires a longer time for completion.

            3.6 LabCorp agrees to perform Covered Services for Members in the same manner and with the same quality and level of proficiency as LabCorp affords its other patients and customers, without regard to Members' or ordering physicians' age, sex, race, creed, national origin, or income level.

            3.7 In providing services pursuant to this Agreement, LabCorp shall comply with all Universal programs, policies and protocols required by the Group or applicable law.

      4.    Qualifications and Performance Standards.

            4.1 LabCorp shall at all times during the term of this Agreement maintain all licenses and certifications required by federal, state or relevant local law or by any third party payor to conduct a clinical laboratory business at each laboratory facility, including without limitation, certification under the Clinical Laboratory Improvement Amendments of 1988, as amended. LabCorp shall also maintain accreditation by the College of American Pathologists.


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            4.2 LabCorp shall comply with all applicable professional and ethical standards consistent with clinical laboratory industry practice and with all Universal utilization guidelines and quality assurance standards required by the Group or applicable law.

            4.3 LabCorp shall maintain a level of proficiency on applicable proficiency tests that is required to maintain licensure applicable to each of the laboratory specialties for which it is licensed to perform clinical laboratory tests. LabCorp shall provide Universal with evidence of compliance with this standard upon Universal's reasonable request.

      5.    Billing and Payment.

            5.1 LabCorp agrees to charge and Universal agrees to pay for all Covered Services in the manner and at the rates set forth on Exhibit A attached hereto and incorporated herein.

            5.2 LabCorp shall submit claims to Universal in a form acceptable to Universal which, at a minimum, identifies the ordering physician and LabCorp location by name and appropriate Universal identifier (as supplied by Universal in a timely manner) and includes any other information reasonably required by Universal and other applicable payors.

            5.3 Universal shall provide LabCorp with information and data relating to eligibility of Members upon its receipt of such information and data from the Group. Universal will use its reasonable efforts to negotiate a requirement with each Group that the Group provide useable eligibility information and data at least monthly.

            5.4 LabCorp agrees to file claims for Covered Services within one hundred and eighty (180) days of the date the service was rendered.

            5.5 Universal agrees to pay LabCorp within sixty (60) days of Universal's receipt of a manual claim and within thirty (30) days of Universal's receipt of an electronic claim.

            5.6 Universal shall notify LabCorp in writing of material changes in Covered Services, in any policies, procedures, programs, protocols, quality assurance programs, utilization review guidelines or other materials, which Universal reasonably believes will affect LabCorp, within thirty (30) days of Universal's knowledge of such change. Universal agrees to work with LabCorp and with the Group to minimize the effect of such change on both parties. Universal agrees to review all existing contracts between Universal and LabCorp, notify LabCorp of any materially different provisions in such contracts (as defined in Section 2 hereof) and work with LabCorp to make changes in such contracts where feasible.

            5.7 Upon request by Universal, LabCorp shall make reasonable effort to assist Universal in coordinating benefits by obtaining from Members specific information regarding third party liability.


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            5.8 LabCorp agrees to hold Members harmless from the payment for any
Covered Services provided pursuant to this Agreement, except that LabCorp may bill Members for co-insurance and deductible amounts if permitted by the Group and may bill Members for clinical laboratory services which are not Covered Services.

      6.    Preferred Provider.

            6.1 Universal shall use LabCorp as its sole provider for its clinical laboratory managed care business except as provided in Section 6.2.

            6.2 LabCorp shall have the right to choose not to be a provider under any Group Contract, prior to submission by Universal of a proposal to a Group or prior to execution of the Group Contract (where no proposal is required), as set forth in Section 2 of this Agreement, or following execution of the Group Contract as set forth in Section 6 of this Agreement. Universal shall have the right to arrange to have clinical laboratory services provided by another clinical laboratory or may establish its own clinical laboratory in any of the following circumstances:

                (i) There is a need for clinical laboratory services to be provided to a Member in a geographic area in which LabCorp does not have appropriate facilities or the ability to perform the services required under this Agreement. In such areas, Universal agrees that, prior to contracting with another clinical laboratory or establishing its own laboratory operation, it shall first give LabCorp the opportunity to establish an appropriate clinical laboratory operation in the area. LabCorp shall have thirty (30) days from its receipt of written notice by Universal to decide whether it will initiate clinical laboratory services in the area and shall have a reasonable period of time, as determined on a case by case basis, to establish such services;

                (ii) During the interim period while LabCorp is establishing or expanding its operations in a particular area or is making its determination whether to establish an operation as described in subparagraph (i) above;

                (iii) LabCorp chooses not to establish clinical laboratory operations in the geographic area;

                (iv) The Group requires multiple laboratory providers or a laboratory provider other than LabCorp;

                (v) Universal has a written or oral contract in effect as of the date hereof with another clinical laboratory;


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                  (vi)  LabCorp chooses not to be a provider for a particular
                        Group pursuant to Section 2 hereof; or

                  (vii) If LabCorp elects not to provide services for a Group as provided in Section 6.4 hereof, Universal will have the right to contract with other clinical laboratories or establish its own laboratory to provide services to such Group.

            6.3 Universal agrees to work with existing and new Groups to encourage selection of LabCorp as the provider of choice for clinical laboratory services. Universal agrees to use its best efforts to enter into contracts with LabCorp for those employer groups, including General Motors Corporation, not subject to this Agreement.

            6.4 In the event that LabCorp is unable to collect payment from Members of a particular Group for Non-Covered Services and co-payments and deductibles following good faith attempts by LabCorp to collect such amounts following procedures consistent with clinical laboratory industry standards and LabCorp's collection practices and such non-payment reaches a level which is material in relation to the revenues generated by LabCorp for services provided to Members of that Group pursuant to this Agreement, LabCorp shall provide evidence to Universal of such impact. Universal shall, in cooperation with LabCorp, meet with the Group involved to attempt to remedy the non-payment issue. In the event such negotiations with Group do not result in a remedy within ninety (90) days or such remedy is not reasonably acceptable to LabCorp, it may terminate the provision of services to such Group by giving Universal at least one hundred and eighty (180) days' written notice of its intent to terminate; provided, however, that LabCorp shall not have the option to terminate the provision of services to such Group if such termination would violate the terms of the contract between the Group and Universal. Universal agrees that if it is unable to negotiate more favorable terms with another laboratory provider, Universal shall give LabCorp the option to continue providing services under this Agreement on at least as favorable terms as Universal can obtain from another provider. Universal further agrees that during the one hundred and eighty (180) day notice period it shall pay LabCorp an amount equal to 50% of any co-payments and deductibles and amounts owed for Non-Covered Services that LabCorp is unable to collect from Members after good faith effort.

            In the event that LabCorp experiences a material loss under a specific Group Contract, LabCorp shall provide evidence of such material loss to Universal. Universal agrees to work with LabCorp for a period of ninety (90) days in an attempt to negotiate terms with the Group to remedy the problems experienced by LabCorp. In the event such negotiations do not result in a remedy reasonably acceptable to Universal and LabCorp within such ninety (90) day period, Universal may approach alternative providers to provide services required under the Group Contract. In addition, LabCorp may, at any time during the ninety (90) day negotiation period, inform Universal that Universal should begin seeking alternative providers for the particular Group Contract. Universal shall have one hundred and eighty (180) days from the date it receives notice to seek alternative providers to locate such alternative providers. LabCorp may assist Universal by locating an

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alternative provider acceptable to Universal. If Universal is unable to contract with alternative providers by the end of such one hundred and eighty (180) day period, Universal will exercise its right to terminate the Contract under any without cause termination provision in the Group Contract unless such termination would (i) result in an early termination penalty or (ii) be or cause a breach of the Group Contract. For purposes of this Section 6.4, the term "material loss" shall mean net loss.

      7.    Records and Access

            7.1 LabCorp shall maintain all records in writing and shall comply with any governmental standards, generally accepted business and professional standards, and with standards set forth in this Agreement.

            7.2 LabCorp shall permit Universal, Group and representatives of federal and state government agencies with access to LabCorp's premises to inspect equipment, supplies, and space used to provide Covered Services and to audit the records of Members as permitted by law. LabCorp will also allow audit of LabCorp's financial records relating to the services provided by LabCorp pursuant to this Agreement. Universal agrees to use its best efforts to conduct such audits with reasonable notice to LabCorp and during LabCorp's business hours.

            7.3 LabCorp agrees to cooperate with audits required under this Agreement. Any such audit or inspection by Universal and Group will be conducted only with reasonable written notice to LabCorp. Universal shall use its best efforts to notify LabCorp immediately following Universal's receipt of a notice by a government agency or authority of a pending audit or inspection.

            7.4 LabCorp agrees that Universal may conduct audits at any time during this Agreement and following the termination of this Agreement for a period of two (2) years (the "Audit Period"). The Audit Period may be extended beyond the two (2) years if required by a Group and provided that Universal notifies LabCorp of such Group requirement. The Universal agrees to conduct the audit utilizing standard business practices, including without limitation, a statistical sampling methodology and to comply with all laws relating to patient confidentiality. The audit may include LabCorp's claim payment records and any related financial records for any Universal programs, review of certification, accreditation, license, ownership records, claims payment records, referral records, equipment, requisitions and Member results, quality control records, and qualifications of personnel. LabCorp agrees that Universal may make copies of any documents and other materials of LabCorp related to the services provided pursuant to this Agreement as permitted by law.

            7.5 Universal agrees that LabCorp may conduct audits of Universal at any time during this Agreement and following the termination of this Agreement for a period of two (2) years (the "Audit Period"). The Audit Period may be extended beyond the two (2) years if required by a Group. LabCorp agrees that the audit shall be limited only to information and records directly related to this Agreement. The Universal agrees to use its best efforts to conduct such audits with reasonable notice to Universal and during Universal's business hours and to conduct such audits in

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compliance with laws relating to patient confidentiality. Universal agrees that
LabCorp may make copies of any documents and other materials of Universal related to the services provided pursuant to this Agreement as permitted by law.

      8.    Term and Termination.

            8.1 Term. The term of this Agreement is August 3, 1998 through August 3, 2003.


            8.2   Termination.  This Agreement may be terminated:

                  8.2.1 At any time by mutual agreement of the parties;

                  8.2.2 By the non-breaching party upon material breach by the other party that is not cured within thirty (30) days of written notice of the breach; or

            8.3 Universal may recover amounts wrongfully paid for services which did not comply with this Agreement, or with Group requirements of which LabCorp has knowledge at the time of billing, for a period of sixty (60) days following the Audit Period. Notwithstanding any provision of this Agreement, Universal's right to recover for any wrongfully paid amounts shall not be limited by termination of this Agreement for any reason.

            8.4 In the event of termination for any reason, LabCorp agrees to complete any services which are in progress for Members and Universal agrees to pay for all appropriate claims submitted by LabCorp for laboratory services provided prior to termination or after termination pursuant to this Section 8.4.

      9. Utilization Review. LabCorp agrees to participate in and comply with all utilization guidelines of Universal required by a Group or applicable law.

      10. Insurance. LabCorp shall maintain professional liability and comprehensive general liability insurance coverage through a commercial insurance company or a self-insurance program acceptable to Universal in amounts which are typical of similar businesses. LabCorp shall provide evidence of such insurance coverage to Universal upon request and shall notify Universal in writing at least thirty (30) days prior to any material revocation or modification in such coverage and immediately in the event of cancellation of such coverage.

      11.   Notification.

            11.1 LabCorp agrees to notify Universal within thirty (30) days of receipt by LabCorp of any court opinions, settlements, or changes in LabCorp's business that may affect its performance or delivery of health care pursuant to this Agreement, and as soon as possible, of any changes in LabCorp's name, ownership, corporate structure, tax identification number, address, certification, accreditation, license(s), specialty/sub-specialty areas, drawing stations, courier service,

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hours of operation, and information relating to any purchase by LabCorp of another clinical laboratory.

            11.2 LabCorp acknowledges and agrees that Universal may use the above information for any purpose permitted under this Agreement.

            11.3 LabCorp will make reasonable effort to notify Universal at least thirty (30) days prior to closure of any LabCorp facility or operation, including drawing stations.

      12. Indemnification. Each party hereby agrees to defend, indemnify and hold harmless the other party against any and all damages, liabilities, actions, obligations, expenses and costs, including court costs and attorney fees, arising out of or resulting from the actions or services provided by the indemnifying party pursuant to this Agreement.

      13. Confidentiality. Universal and LabCorp agree to treat any information provided to the other as confidential and/or proprietary and agree not to use or disclose such information except as permitted under this Agreement, as required by law, or upon written consent of the other party.

      14. Publicity. Universal agrees that LabCorp may use the Universal name and the Program name to identify LabCorp as a laboratory provider. LabCorp may not otherwise use Universal's name, likeness, symbols, and/or trade or service marks without prior written consent of Universal. LabCorp agrees that Universal may use LabCorp's identifying information in any directory, advertising, and/or other promotional materials related to this Agreement. Each party agrees that it will, upon written notice, immediately cease to use any material referring to the other party and, upon termination of this Agreement, will cease all identification with the other party in relation to the Program.

      15.   Miscellaneous.

            15.1 Entire Agreement. This Agreement and any exhibits and attachments hereto constitute the entire agreement between the parties regarding the subject matter of this Agreement and supersede any prior agreements between the parties, whether written or oral.

            15.2 Assignment. This Agreement may not be assigned by either party without prior written consent of the other party.

            15.3 Amendment and Waiver. This Agreement may be amended only upon written consent of both parties. Failure by either party to enforce any provision of this Agreement shall not be considered a waiver of any other provision or any subsequent breach.

            15.4 Governing Law. This Agreement shall be governed by the laws of the State of Michigan.


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            15.5 Notice. To be considered notice, written communication must be made to:

                  LabCorp: Laboratory Corporation of America Holdings P.O. Box 2289
                              Columbus, Ohio 43216
                              Attn: James R. Mott

                      And: Laboratory Corporation of America Holdings 358 South Main Street
                              Burlington, North Carolina 27215
                              Attn: Legal Department

                      And:    John R. Erwin, Esq.
                              Mezzullo & McCandlish
                              4300 Six Forks Road, Suite 825
                              Raleigh, North Carolina  27609-5734

                Universal:    Eugene Jennings
                              Universal Standard Healthcare of Michigan, Inc.
                              26500 Northwestern Highway
                              P.O. Box 5127
                              Southfield, Michigan  48086-5127


            15.6 Damages. No party shall be entitled to any damages with respect to lost profits or other consequential damages or punitive damages with respect to the breach by any other party under this Agreement provided that, to the extent recoverable under applicable law, all costs and expenses incurred by Universal as a result of LabCorp's breach of this Agreement, including any costs and expenses payable to any Group as a result of such breach, or incurred by Universal in connection with the termination of the related Group Contract as a result of such breach, shall constitute direct, not consequential, damages.


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      IN WITNESS WHEREOF, the parties have executed this Agreement on the date stated above.


UNIVERSAL STANDARD HEALTHCARE             LABORATORY CORPORATION OF
OF MICHIGAN, INC.                         AMERICA HOLDINGS


By:   /s/ Eugene E. Jennings              By:   /s/ Bradford T. Smith
   -------------------------                 ------------------------

Name:  Eugene E. Jennings                 Name:  Bradford T. Smith
Title: President                          Title: E.V. President









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                                   EXHIBIT A

                                 FEE SCHEDULE*





* Exhibit A is being filed separately with the Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 governing requests for confidential information.